EXHIBIT 99.2


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                AGCO CORPORATION,

                             AGRI ACQUISITION CORP.

                                       and

                           AG-CHEM EQUIPMENT CO., INC.


                          Dated as of November 20, 2000

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I  CERTAIN DEFINITIONS................................................ 1

ARTICLE II  THE MERGER; EFFECTS OF THE MERGER..................................9

ARTICLE III  CONVERSION OF SHARES; EXCHANGE PROCEDURES........................10

ARTICLE IV  ACTIONS PENDING MERGER............................................14

ARTICLE V  REPRESENTATIONS AND WARRANTIES.....................................17

ARTICLE VI  COVENANTS.........................................................31

ARTICLE VII  CONDITIONS TO CONSUMMATION OF THE MERGER.........................41

ARTICLE VIII  TERMINATION.....................................................44

ARTICLE IX  MISCELLANEOUS.....................................................47

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                  AGREEMENT AND PLAN OF MERGER, dated as of November 20, 2000
(this "AGREEMENT"), by and among AGCO CORPORATION, a corporation organized under the laws of the State of Delaware ("PARENT"), AGRI ACQUISITION CORP., a corporation organized under the laws of the State of Delaware ("SUB"), and AG-CHEM EQUIPMENT CO., INC., a corporation organized under the laws of the State of Minnesota (the "COMPANY").

                                   WITNESSETH:

                  WHEREAS, the Boards of Directors of each of Parent, Sub and the Company have determined that it is advisable and in the best interests of their respective companies and their stockholders to consummate the transaction provided for herein in which, upon the terms and subject to the conditions set forth herein, the Company will merge (the "MERGER") with Sub;

                  WHEREAS, the parties intend that for U.S. federal income tax purposes, the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code (in the event that it is a merger under Section 2.01(a)(i) hereof);

                  WHEREAS, as a condition and as an inducement to Parent's willingness to enter into this Agreement, Parent is entering into a Voting Agreement (the "VOTING AGREEMENT") with a certain substantial Company shareholder (the "SPECIFIED STOCKHOLDER"); and

                  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  1.01. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "ACQUISITION PROPOSAL" shall mean any offer, proposal, inquiry or indication of interest with respect to any of the following, in each case other than the transactions contemplated by this Agreement (a) a merger, reorganization or consolidation, or any similar business combination or transaction, involving the Company (other than mergers, reorganizations, consolidations or similar business combinations or transactions involving solely the Company and/or one or more wholly-owned Subsidiaries of the Company), (b) a direct or indirect purchase or other acquisition (including by way of merger, consolidation, share exchange, tender or exchange offer involving any Subsidiary of the Company or securities issued by any Subsidiary of the Company, as the case may be) of greater than 15% of the consolidated


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assets of the Company and its Subsidiaries, (c) a purchase or other acquisition
(including by way of merger, consolidation, share exchange, tender or exchange offer or otherwise) of beneficial ownership of securities representing more than 10% of the voting power of the Company, (d) any substantially similar transaction.

                  "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

                  "ARTHUR ANDERSEN" shall have the meaning set forth in Section 6.13.

                  "ARTICLES OF MERGER" shall have the meaning set forth in
Section 2.01(b).

                  "BUSINESS DAY" shall mean each day on which banking institutions in New York, New York are not authorized or required to close.

                  "CAPITALIZATION DATE" shall have the meaning set forth in
Section 5.01(b).

                  "CASH PORTION" shall mean (i) $25.80 minus (ii) the product of
(A) the Stock Portion multiplied by (B) the Parent Price.

                  "CERTIFICATE OF MERGER" shall have the meaning set forth in
Section 2.01(b).

                  "CODE" shall mean the U.S. Internal Revenue Code of 1986, as amended.

                  "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

                  "COMPANY AFFILIATE" shall have the meaning set forth in
Section 6.07(a).

                  "COMPANY BOARD" shall mean the Board of Directors of the Company.

                  "COMPANY BY-LAWS" shall mean the By-Laws of the Company.

                  "COMPANY CERTIFICATE" shall mean the Articles of Incorporation of the Company, as amended.

                  "COMPANY COMMON STOCK" shall have the meaning set forth in
Section 3.01(b).

                  "COMPANY DISCLOSURE SCHEDULE" shall have the meaning set forth in the opening paragraph of Section 5.01.

                  "COMPANY EMPLOYEES" shall have the meaning set forth in
Section 6.12(a).

                  "COMPANY EQUITY INTERESTS" shall have the meaning set forth in
Section 5.01(c).

                  "COMPANY FILED SEC DOCUMENTS" shall mean the forms, reports and documents filed or to be filed by the Company with the SEC since January 1, 1996.


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                  "COMPANY FINANCIAL ADVISOR" shall have the meaning set forth in Section 5.01(j).

                  "COMPANY INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 5.01(n).

                  "COMPANY MEETING" shall have the meaning set forth in Section 6.02.

                  "COMPANY PLAN" shall mean any Plan entered into or currently maintained, sponsored, or contributed to by the Company or any of its Subsidiaries or to which the Company or any such Subsidiary has any obligation to contribute or with respect to which the Company or any of its Subsidiaries may have any liability.

                  "COMPANY PROXY STATEMENT" shall have the meaning set forth in
Section 6.03(a).

                  "CONFIDENTIALITY AGREEMENT" shall mean that certain confidentiality agreement, dated July 27, 2000, by and between the Company's Financial Advisor and Parent (of which the Company is a third party beneficiary) and the confidentiality agreement between the Company and Parent dated May 30, 2000.

                  "COPYRIGHTS" shall have the meaning set forth in the definition of Intellectual Property Rights.

                  "COSTS" shall have the meaning set forth in Section 6.11(a).

                  "DESIGNATED PRICE" shall mean the greater of (i) $8.38 or (ii) the lowest amount necessary, as a result of any amounts required to be paid out to dissenting shareholders of the Company or for fractional shares, in order for the opinions set forth in Sections 7.02(c) and 7.03(c) to be provided.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "EFFECTIVE DATE" shall have the meaning set forth in Section 2.02.

                  "EFFECTIVE TIME" shall have the meaning set forth in Section 2.02.

                  "ENVIRONMENTAL CLAIM" shall mean any claim, demand, action, suit, complaint, investigation, or notice of noncompliance, violation, or liability, by any person or entity asserting liability or potential liability (including without limitation liability or potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at or from any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

                  "ENVIRONMENTAL LAWS" shall mean any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements


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(including, without limitation, common law) of any foreign government, the
United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment (including without limitation indoor air, ambient air, surface water, groundwater, land surface, subsurface strata, or plant or animal species) or human health as affected by the environment or Hazardous Materials (including without limitation employee health and safety).

                  "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, registrations, approvals, exemptions and other filings with or authorizations by any Governmental Authority under any Environmental Law.

                  "ENVIRONMENTAL REPORT" shall mean any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may affect the Company or any of its Subsidiaries.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder and published interpretations of any Governmental Authority with respect thereto.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "EXCHANGE AGENT" shall have the meaning set forth in Section 3.05(a).

                  "EXCHANGE FUND" shall have the meaning set forth in Section 3.05(a).

                  "EXPENSES" shall mean out-of pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Company Proxy Statement, the solicitation of shareholder approvals and all other matters related to the consummation of the Merger.

                  "GAAP" shall mean accounting principles generally accepted in the respective country where a Party, or its Subsidiaries operate, as applicable.

                  "GOVERNMENTAL AUTHORITY" means any foreign or domestic federal, state, county, provincial or local court, tribunal, judicial or arbitral body, administrative agency or commission or other governmental or regulatory authority or instrumentality.

                  "HSR ACT" shall have the meaning set forth in Section 5.01(p).

                  "HAZARDOUS MATERIALS" shall mean all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof), petroleum


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products, asbestos, asbestos-containing materials, pollutants, contaminants, radioactivity and all other materials, whether or not defined as such, that are regulated pursuant to or that could result in liability under any applicable Environmental Laws.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
Section 6.11(a).

                  "INSURANCE AMOUNT" shall have the meaning set forth in Section 6.11(b).

                  "INTELLECTUAL PROPERTY RIGHTS" shall mean all proprietary, license and other rights anywhere in the United States in and to: (A) trademarks, service marks, brand names, trade dress, trade names and any and all other indications of origin whether registered or at common law, domain names and the goodwill associated with the foregoing ("TRADEMARKS"); (B) patents, patent applications (together, "PATENTS"), inventors' certificates and invention disclosures; (C) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, discoveries and improvements, know-how, manufacturing and production processes and techniques, and research and development information; drawings, specifications, plans, proposals and technical data; analytical models, investment and lending strategies and records, financial and other products; financial, marketing and business data, pricing and cost information; business and marketing plans and customer and supplier lists and information; in each case whether patentable, copyrightable or not ("TRADE SECRETS"); (D) computer programs and databases, in each case whether patentable, copyrightable or not (collectively, "SOFTWARE"), and all documentation therefor; (E) writings and other works of authorship, including marketing materials, brochures, training materials, including all copyrights and moral rights related to each of the foregoing ("COPYRIGHTS"); (F) rights to limit the use or disclosure of confidential information by any Person;
(G) registrations of, and applications to register, any of the foregoing with any Governmental Authority and any renewals or extensions thereof; and (I) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing and the right to recover damages and lost profits therefrom.

                  "ISSUANCE ELECTION" shall mean an election by Parent pursuant to Section 3.02(b).

                  "KPMG" shall have the meaning set forth in Section 6.13.

                  "KNOWLEDGE" or "KNOWLEDGE" with respect to a party shall mean to the knowledge of its directors and the individuals listed on Schedule A hereto.

                  "LAW" shall mean the common law and any statute, ordinance, code or other law, rule, regulation, order, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

                  "LIENS" shall mean any charge, mortgage, pledge, security interest, material restriction, claim, lien, or encumbrance.

                  "MBCA" shall mean the Minnesota Business Corporation Act.


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                  "MATERIAL ADVERSE EFFECT" shall mean with respect to the
Company or Parent, any event, change, occurrence, fact or circumstance which (i) is or which would reasonably be expected to lead to an adverse change in the consolidated balance sheet of the Company or any of the Company's Subsidiaries, or Parent or any of Parent's Subsidiaries, which is material to the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of Parent or the Company, as the case may be, to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, other than (in the case of (i) or (ii)) an event, change, occurrence, fact or circumstance (A) arising out of general U.S. or global economic conditions, (B) arising with respect to the industry in which Parent and the Company compete, so long as such change does not specifically relate to or disproportionately affect Parent or the Company, as the case may be, (C) arising out of facts or events specifically set forth in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be or (D) arising out of the public announcement of the transactions contemplated by this Agreement.

                  "MAXIMUM SHARE AMOUNT" shall mean 11,800,000 Parent Common Shares.

                  "MERGER" shall have the meaning set forth in the recitals to this Agreement.

                  "MERGER CONSIDERATION" shall mean the Cash Portion plus the Stock Portion.

                  "NASD" shall mean the National Association of Securities Dealers, Inc. or, if the context so requires, the Nasdaq Stock Market, Inc.

                  "NEW CERTIFICATES" shall have the meaning set forth in Section 3.05(a).

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "OLD CERTIFICATES" shall have the meaning set forth in Section 3.05(a).

                  "PARENT" shall have the meaning set forth in the first paragraph of this Agreement.

                  "PARENT BOARD" shall mean the Board of Directors of Parent.

                  "PARENT BY-LAWS" shall mean the By-Laws of Parent.

                  "PARENT CERTIFICATE" shall mean the Certificate of Incorporation of Parent, as amended.

                  "PARENT COMMON SHARES" shall mean shares of common stock, par value $0.01 per share, of Parent.

                  "PARENT DISCLOSURE SCHEDULE" shall have the meaning set forth in the opening paragraph of Section 5.02.

                  "PARENT FILED SEC DOCUMENTS" shall mean the forms, reports and documents filed or to be filed by the Parent with the SEC since January 1, 1996.


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                  "PARENT PLAN" shall have the meaning set forth in Section
6.12(a).

                  "PARENT PRICE" shall mean the average (rounded to the nearest 1/100th) of the closing price of Parent Common Shares on the NYSE Composite Transaction Reporting System, as reported in THE WALL STREET JOURNAL (for trading during regular trading hours, not extended trading), for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Effective Date.

                  "PARENT RIGHTS" shall mean the Rights issued pursuant to the Parent Rights Plan.

                  "PARENT RIGHTS PLAN" shall mean the shareholder rights plan established pursuant to the Rights Agreement dated as of April 27, 1994, between Parent and SunTrust Bank, as such plan may from time to time be amended.

                  "PARENT TRIGGER PRICE" shall mean the closing price of Parent Common Shares on the NYSE Composite Transactions Reporting System (for trading during regular trading hours, not extended trading) on the Trading Day immediately preceding the Effective Date. For purposes of this definition, the Effective Date shall be determined without reference to the conditions set forth in Sections 7.02(c) and 7.03(c).

                  "PARTY" shall mean Parent, Company and/or Sub, as applicable.

                  "PATENTS" shall have the meaning set forth in the definition of Intellectual Property Rights.

                  "PERSON" or "PERSON" shall mean any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

                  "PLAN" shall mean any employee benefit plan, including, without limitation, any "employment benefit plan" within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and any employment, consulting, termination, severance, retention, change in control, deferred or incentive compensation, bonus, phantom stock, restricted stock, stock option, stock bonus, stock purchase or other equity based, vacation or other fringe benefit plan, program, policy, arrangement, agreement or commitment.

                  "PREVIOUSLY DISCLOSED" by a party shall mean set forth in the related section of its Disclosure Schedule.

                  "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 6.03(a).

                  "REGULATORY LAW" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.


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                  "RIGHTS" shall mean, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, warrants, calls, agreements, arrangements or commitments of any character relating to, or any stock appreciation right, phantom stock option or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SPECIFIED STOCKHOLDER" shall have the meaning set forth in the recitals to this Agreement.

                  "SOFTWARE" shall have the meaning set forth in the definition of Intellectual Property Rights.

                  "STOCK PORTION" shall mean:

                  (A) if the Parent Trigger Price is greater than or equal to the Designated Price, a number of Parent Common Shares equal to the lesser of (i) the quotient obtained by dividing (x) $12.90 by (y) the Parent Price or (ii) 1.2317;

                  (B) if the Parent Trigger Price is less than the Designated Price but no Issuance Election has been made, zero or such other number elected by Parent pursuant to Section 3.02(a); or

                  (C) if the Parent Trigger Price is less than the Designated Price and an Issuance Election has been made, a number of Parent Common Shares equal to the quotient obtained by dividing (x) $10.32 by (y) the Parent Price.

Notwithstanding the foregoing, in the event one or more shareholders of the Company have properly exercised their dissenters rights pursuant to the MBCA,
(i) the number set forth in clause (A)(ii) above shall automatically be increased to the maximum amount allowed such that no more than the Maximum Share Amount of Parent Common Shares are issued and (ii) the amount set forth in clause (C) above shall automatically be increased by the minimum amount necessary in order for the opinions set forth in Sections 7.02(c) and 7.03(c) to be provided.

                  "SUB" shall have the meaning set forth in the first paragraph of this Agreement.

                  "SUB COMMON STOCK" shall have the meaning set forth in Section 3.01(a).

                  "SUBSIDIARY" and "SIGNIFICANT SUBSIDIARY" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

                  "SUPERIOR PROPOSAL" shall have the meaning set forth in
Section 6.06(a).


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                  "SURVIVING CORPORATION" shall mean the surviving corporation in the Merger as provided in Section 2.01(a).

                  "TAKEOVER LAWS" shall mean any "control share," "fair price," or other anti-takeover laws or regulations of any state or jurisdiction that are applicable to the Merger or the other transactions contemplated by this Agreement or the Voting Agreement.

                  "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "TAX RETURN" shall mean any report, return, document, declaration, claim for refund, information return, or other information or filing relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "TERMINATION FEE" shall have the meaning set forth in Section 8.02(b).

                  "TRADE SECRETS" shall have the meaning set forth in the definition of Intellectual Property Rights.

                  "TRADEMARKS" shall have the meaning set forth in the definition of Intellectual Property Rights.

                  "TRADING DAY" shall mean any day on which the NYSE is open for trading.

                  "VOTING AGREEMENT" shall mean the agreement defined as such in the recitals hereto, as such agreement may from time to time be amended.

                                   ARTICLE II

                        THE MERGER; EFFECTS OF THE MERGER

                  2.01. THE MERGER. (a) SURVIVING CORPORATION. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the MBCA, at the Effective Time:

                  (i) if the Parent Trigger Price is greater than or equal to the Designated Price or in the event of an Issuance Election (where the Company has not terminated this Agreement pursuant to Section 8.01(g)), the Company will merge with and into Sub pursuant to the Merger and, following the Effective Time of the Merger, the separate corporate existence of the Company shall cease and Sub shall survive and continue to exist as a Delaware corporation; or


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                  (ii)  if the Parent Trigger Price is less than the Designated
                        Price (unless there is an Issuance Election), Sub will merge with and into the Company pursuant to the Merger and, following the Effective Time of the Merger, the separate corporate existence of Sub shall cease and the Company shall survive and continue to exist as a Minnesota corporation.

                  (b) EFFECTIVENESS AND EFFECTS OF THE MERGER. Subject to the satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, the Merger shall become effective upon the occurrence of
(i) the filing in the office of the Secretary of State of the State of Minnesota of articles of merger ("ARTICLES OF MERGER") in accordance with Sections 302A.615 of the MBCA executed in accordance with the relevant provisions of the MBCA and the making of all other filings and recordings required under the MBCA to effect the Merger and (ii) the filing in the office of the Secretary of State of the State of Delaware of a certificate of merger ("CERTIFICATE OF MERGER") in accordance with Section 251 of the DGCL and the making of all other filings or recordings required under the DGCL to effect the Merger, or at such later date and time as may be set forth in the Articles of Merger and the Certificate of Merger. The Merger shall have the effects prescribed in the MBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall be vested in the Surviving Corporation, and all debt, liabilities and duties of the Company and Sub shall become the debt, liabilities and duties of the Surviving Corporation.

                  (c) CERTIFICATE OF INCORPORATION AND BY-LAWS. The certificate of incorporation and by-laws of the corporation that continues in existence, as in effect immediately prior to the Effective Time, shall be those of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (d) NAME. The name of the Surviving Corporation shall be Ag-Chem Equipment Co., Inc.

                  (e) OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified, as the case may be.

                  2.02. EFFECTIVE DATE AND EFFECTIVE TIME. (a) Subject to the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VII in accordance with this Agreement, the parties shall cause the effective date of the Merger (the "EFFECTIVE DATE") to occur on the earliest of:

                  (i) the first Business Day that the Parent Trigger Price is greater than or equal to the Designated Price, provided that the last of the conditions set forth in Sections 7.01, 7.02 and 7.03 has been satisfied or waived (other than conditions


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                        that, by their terms, cannot be satisfied until the
                        Effective Date so long as it is reasonably apparent that such conditions will be satisfied on the Effective
                        Date);

                  (ii) the first Business Day following the thirty (30) day period from and including the date upon which the last of the conditions set forth in Sections 7.01, 7.02 and
                        7.03 has been satisfied or waived (other than the conditions set forth in Sections 7.02(c) and 7.03(c) and other than conditions that, by their terms, cannot be satisfied until the Effective Date so long as it is reasonably apparent that such conditions will be satisfied on the Effective Date), provided that, Parent may, in its sole discretion, elect by providing written notice to the Company at any time during such thirty
                        (30) day period to cause the Effective Time to occur on the first Business Day following such election; or

                  (iii) such other date to which the Parties may agree in
                        writing.

                  (b) The time on the Effective Date when the Merger shall become effective pursuant to (i) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota in the form required by and executed in accordance with the applicable provisions of the MBCA and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in the form required by and executed in accordance with the applicable provisions of the DGCL is referred to as the "EFFECTIVE TIME."

                  2.03. TAX CONSEQUENCES. In the event the Merger is effected pursuant to Section 2.01(a)(i), it is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Code. The parties agree to use their reasonable best efforts, not inconsistent with the terms of this Agreement, to have this Merger effectuated pursuant to Section 368(a) of the Code, and agree to work with each other and their respective counsel in order to determine the lowest possible Designated Price which will allow the transaction to be treated as tax-free reorganization pursuant to Section 368(a) of the Code.

                                   ARTICLE III

                    CONVERSION OF SHARES; EXCHANGE PROCEDURES

                  3.01. CONVERSION OF SHARES. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or shareholder of the Company or
Sub:

                  (a) CONVERSION OF SUB COMMON STOCK. If the Merger is effected pursuant to Section 2.01(a)(i) each share of common stock of Sub, no par value per share (the "SUB COMMON STOCK"), issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding after the Merger as fully-paid and non-assessable share of common stock, no par value per share, of the Surviving Corporation.

                  (b) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 3.04, each share of common stock, par value $0.01 per share, of the Company (the "COMPANY COMMON


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         STOCK") issued and outstanding immediately prior to the Effective Time
         (other than any Dissenting Shares) shall become and be converted into the right to receive, upon surrender of the certificate formerly representing such Company Common Stock (or compliance with the procedures set forth in Section 3.05(f) hereof relating to lost certificates), the Merger Consideration, without interest thereon, together, if the Parent Rights Plan is then in effect, with the related Parent Rights. All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist as of the Effective Time.

                  (c) If the Merger shall be effected pursuant to Section 2.01(a)(ii), at the Effective Time, the Surviving Corporation shall issue to Parent 1,000 shares of newly issued, fully-paid and non-assessable common stock of the Surviving Corporation.

                  3.02 ELECTION. (a) In the event that the Parent Trigger Price is less than Designated Price on the Trading Day of such determination and the Merger is to be consummated pursuant to Section 2.01(a)(ii), Parent shall give written notice to the Company of Parent's election as to the number of Parent Common Shares, if any, that shall constitute the Stock Portion, but in no event shall such number of Parent Common Shares to be issued, if any, be more than the Maximum Share Amount.

                  (b) In lieu of the election set forth in Section 3.02(a), in the event that the Parent Price is less than $6.10, Parent may give written notice to the Company prior to the otherwise expected Effective Time of (i) its determination to terminate the Agreement pursuant to Section 8.01(f) or (ii) its election (an "ISSUANCE ELECTION") to seek approval from its shareholders for the issuance of a number of Parent Common Shares in connection with the Merger in excess of the Maximum Share Amount, in which event the Effective Time shall be deferred as contemplated by Section 7.01(a).

                  (c) In the event that Parent makes an election pursuant to
Section 3.02(a), each Company shareholder may elect to purchase such number of Parent Common Shares from the Parent equal to or less than the difference between the Maximum Share Amount and the number of Parent Common Shares issued in the Merger, at a per share price equal to the lesser of (i) the Designated Price and (ii) 105% of the Parent Price. In the event that elections made by Company shareholders to purchase Parent Common Shares, when added to the number of Parent Common Shares issued in the Merger, are more than the Maximum Share Amount or such greater number as Parent may consent to, the number available to be purchased by each Company shareholder shall be determined on a pro rata basis based upon the number of shares of Company Common Stock held by each holder making an election to purchase Parent Common Shares. Each election by a shareholder of the Company must be made not more than thirty days after the Effective Time in connection with the submission of transmittal materials pursuant to Section 3.05.

                  3.03. RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company, other than the right to receive any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock.

                  3.04. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional Parent Common Shares (or related Parent Rights) and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Parent shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Parent Common Shares (after taking into account all Old Certificates delivered by such holder) an amount (in U.S. dollars) in cash (without interest) determined by multiplying such fraction by the Parent Price. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, Parent shall so notify the Exchange Agent, and Parent shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

                  3.05. EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company to act as exchange agent (the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Company Common Stock ("OLD CERTIFICATES") and for exchange in accordance with this Article III, the Merger Consideration (including a sufficient number of Parent Common Shares, the "NEW CERTIFICATES") and an estimated amount of cash payable pursuant to Section
3.04 (such Merger Consideration and estimated amount of cash, without any interest thereon, being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of Company Common Stock.

                  (b) As promptly as practicable after the Effective Date, Parent shall send or cause the Exchange Agent to send or cause to be sent to each former holder of record of shares (other than any Dissenting Shares) of Company Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the Merger Consideration with respect to such Old Certificates as set forth in this
Article III. In the event that an election is made pursuant to Section 3.02(a), the transmittal materials shall provide for the purchase of Parent Common Shares provided for in Section 3.02(c). Parent shall cause the Merger Consideration into which shares of a shareholder's Company Common Stock are converted at the Effective Time and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive pursuant to this Article III, to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Company Common Stock (or, pursuant to Section 3.05(f), a surety bond reasonably satisfactory to Parent and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid or accrued on the Cash Portion of the Merger Consideration or any cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. Notwithstanding anything to the contrary contained herein, Old Certificates surrendered for exchange by any Person constituting a Company Affiliate for purposes of Section 6.07 shall not be exchanged until Parent has received from such Person an agreement in the form attached hereto as Exhibit A.

                  (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any Person for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) No dividends or other distributions with respect to Parent Common Shares with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Common Stock converted in the Merger into the right to receive the Merger Consideration and cash in lieu of fractional Parent Common Shares pursuant to Section 3.04, until the holder thereof shall be entitled to receive the Merger Consideration and such amount of cash in exchange therefor in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to Parent Common Shares such holder had the right to receive upon surrender of the Old Certificate, and payment thereof shall be made promptly following the later of (i) the date on which such holder shall become entitled to receive New Certificates and (ii) the payment date with respect to such dividend or other distribution.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall, upon demand by Parent, be paid or delivered to Parent. Any shareholders of the Company who have not theretofore complied with this Article III shall thereafter look only to Parent for payment of the Merger Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on the Parent Common Shares deliverable in respect of each share of Company Common Stock such shareholder holds, as determined pursuant to this Agreement, in each case, without any interest thereon.

                  (f) If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Old Certificate, Parent shall, in exchange for such lost, stolen or destroyed Old Certificate, deliver or cause the Exchange Agent to deliver a New Certificate and cash payment in respect thereof pursuant to this Article III.

                  (g) The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis. Any interest or other income resulting from such investments shall promptly be paid to the Surviving Corporation.

                  3.06. ANTI-DILUTION PROVISIONS. In the event Parent changes (or establishes a record date for changing) the number of Parent Common Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Parent Common Shares then (a) if the record and payment dates therefor shall be prior to the Effective Time, the Stock Portion and references to $6.10 and Designated Price shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction; and (b) if the record date therefor shall be prior to the Effective Time but the payment date therefor shall be subsequent to the Effective Time, Parent shall take such action as shall be required so that on such payment date any former holder of Old Certificates who shall have received or become entitled to receive New Certificates pursuant to this Article III shall be entitled to receive such additional Parent Common Shares as such holder would have received as a result of such event if the record date therefor had been immediately after the Effective Time.

                  3.07. STOCK PLANS. Pursuant to the terms of the Company's 1998 Key Employee Phantom Stock Bonus Plan, at the Effective Time, the Company shall terminate such plan, and pay to each individual then entitled to receive payment immediately prior to the termination of such plan the difference between $25.80 and eleven and 15/16ths dollars ($11 15/16) multiplied by the number of Phantom Shares (as defined in such plan) granted to such individual. The Company shall use its reasonable best efforts to cause the Compensation Committee of the Company Board to take any and all such action necessary in order to accelerate the timing and vesting of such payment pursuant to the terms and conditions of such plan.

                  3.08. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a shareholder who has properly demanded and perfected such shareholder's rights to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections 302A.471 and 302A.473 of the MBCA (the "DISSENTING SHARES"), shall not be converted into or exchangeable for the right to receive the Merger Consideration, but the holder thereof shall be entitled to such rights as are granted by the MBCA and the Surviving Corporation shall make all payments to the holders of such Dissenting Shares with respect to such demands in accordance with the MBCA; provided, however, that if any such holder shall have failed to perfect or shall have lost the right to dissent and obtain payment for such holder's Dissenting Shares under the MBCA, each share of Company Common Stock held by such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, solely the right to receive the Merger Consideration. The Company shall give prompt written notice to Parent and Sub of any demands received by the Company for payment under Sections 302A.471 and 302A.473 of the MBCA, and Parent and Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent and Sub, make any payment with respect to, settle or offer to make any payment or settle, any such demands.

                                   ARTICLE IV
                             ACTIONS PENDING MERGER

                  4.01. FORBEARANCES OF THE COMPANY. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, including, without limitation, Section 6.06 below, or as set forth in Section
4.01 of the Company's Disclosure Schedule, without the prior written consent of Parent (which consent will not be unreasonably withheld with respect to Sections 4.01(i), 4.01(l) and 4.01(n)), the Company will not, and will cause each of its Subsidiaries not to:

                  (a) ORDINARY COURSE. (i) Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course consistent with past practice in all material respects and in material compliance with applicable laws and regulations or (ii) to the extent consistent with subsection (i) above, fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

                  (b) CAPITAL STOCK. (i) Except as set forth in Section 4.01(b) of the Company Disclosure Schedule, issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or any other securities or any Rights, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of capital stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, other than issuances by a wholly owned Subsidiary of the Company of capital stock to the Company.

                  (c) DIVIDENDS; ADJUSTMENTS. (i) Make, declare, pay or set aside for payment any dividend (other than dividends from the Company's Subsidiaries to the Company or another Subsidiary of the Company) on or in respect of, or declare or make any distribution on any shares of its capital stock or (ii) except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, directly or indirectly adjust, split, combine, redeem, reclassify, purchase, repurchase or otherwise acquire, any shares of the capital stock of the Company or any of its Subsidiaries.

                  (d) COMPENSATION; EMPLOYMENT AGREEMENTS. Except as set forth in Section 4.01(d) of the Company Disclosure Schedule, enter into or amend any employment, consulting, severance, retention, termination, change in control or similar agreements or arrangements with, or make any severance, retention, termination, change of control or similar payments to, any of its or its Subsidiaries' directors, officers, employees or consultants or former directors, officers, employees or consultants, or grant any salary, wage or other compensation increase, make any award or grant under any Plan or increase or modify any employee benefit (including any incentive or bonus payments or perquisite), except for (i) increases in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business consistent with past practice, (ii) consulting arrangements with new consultants in connection with Soiltec initiatives existing as of the date of this Agreement (provided that such consulting arrangements do not involve in excess of $100,000 in the aggregate), and (iii) changes required to be implemented in accordance with the current terms of any Company Plan set forth in
         Section 4.01(d) of the Company Disclosure Schedule.

                  (e) BENEFIT PLANS. Enter into, adopt, implement or amend in any material respect (except to the extent required to comply with applicable law) any Plan.

                  (f) ACQUISITIONS AND DISPOSITIONS. Except as set forth in
         Section 4.01(f) of the Company Disclosure Schedule, acquire all or any portion of the assets, business or properties of any other entity or sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties or agree to enter into any merger, reorganization, share exchange, business combination or similar transaction pursuant to which shareholders of the Company would receive any consideration in exchange for or in addition to their existing shares of Company Common Stock.

                  (g) AMENDMENTS. Amend the Company Certificate or the Company By-Laws, or adopt a shareholder rights plan.

                  (h) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or SEC regulation.

                  (i) CONTRACTS. Except in the ordinary course of business or as set forth in Section 4.01(i) of the Company Disclosure Schedule, enter into or terminate any contract, agreement or lease potentially involving in excess of $200,000, or terminate, amend or modify in any material respect any of its existing contracts, agreements or leases (including any licensing agreement) in excess of $200,000 or involving any non-competition or similar obligation by the Company or its affiliates.

                  (j) CLAIMS. Pay, discharge, satisfy or settle any claim, liability, obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), action or proceeding, except (i) in the ordinary course of business consistent with past practice, (ii) as reflected or reserved against in the consolidated financial statements in the Company Filed SEC Documents as of the date hereof
         (iii) settlements with customers consistent with past practices in connection with the Company's September 8, 2000, safety recall, or (iv) in an additional amount not to exceed $100,000 in the aggregate. In the event Parent determines not to consent to any proposed settlement with Valmet related to the Company's September 8, 2000, safety recall, the parties hereto agree that any change or event arising out of such determination shall not constitute a Material Adverse Effect with respect to the Company.

                  (k) ADVERSE ACTIONS. (i) Unless the Merger shall be effected pursuant to Section 2.01(a)(ii), take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
         Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) except as otherwise permitted by Section 6.06, any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of any such condition being materially delayed or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

                  (l) INCURRENCE OF INDEBTEDNESS. Other than (i) indebtedness incurred in the ordinary course of business consistent with past practice under its short and long term line of credit loan agreements but in no event to exceed an aggregate of $55,000,000 of indebtedness and (ii) indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance.

                  (m) DERIVATIVES. Enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing the Company's cost of financing.

                  (n) CAPITAL EXPENDITURES. Except as set forth in Section 4.01(n) of the Company Disclosure Schedule, make any capital expenditures in excess of $500,000 in the aggregate in any quarter of the year.

                  (o) TAX ELECTIONS. Make any new or different material Tax election, or revoke any material Tax election, file any material amended Tax Returns, settle any material Tax audits or other proceedings, other than in connection with currently pending proceedings or subsequent related proceedings, or change in any material respect (i) its method of tax accounting or tax practice, or
         (ii) its accounting policies, methods, or procedures, except as required by GAAP.

                  (p) CONFIDENTIALITY AGREEMENTS. Waive any confidentiality or "standstill" provisions entered into with any third party in connection with its consideration of an Acquisition Proposal.

                  (q) AGREEMENTS. In writing or otherwise, agree or commit to do anything prohibited by the above paragraphs (a) through (o).

                  4.02. FORBEARANCES OF PARENT. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as set forth in Section 4.02 of Parent's Disclosure Schedule, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to (i) unless the Merger shall be effected pursuant to Section 2.01(a)(ii), take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of any such condition being materially delayed or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  5.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement, with specific reference to the section of this Agreement to which the information stated in such disclosure relates (the "COMPANY DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to each of Parent and Sub as follows:

                  (a) ORGANIZATION, STANDING AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership, leasing or operation of property or assets or the conduct of its business requires it to be so qualified and it has in effect all federal, state, local and foreign governmental authorizations necessary for it to own, lease and operate its properties and assets and to carry on its business as it is now conducted, except where the failure to be so duly qualified and in good standing or to have in effect all federal, state, local, and foreign governmental authorizations does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has, prior to the date of this Agreement, made available to Parent complete and correct copies of the Company Certificate and the Company By-Laws, in each case as amended and in full force and effect as of the date of this Agreement, and the Company is not in violation of any provision thereof.

                  (b) SHARES.

                           (i) The authorized capital stock of the Company
                  consists of 40,000,000 shares of Company Common Stock of which 9,579,868 shares were outstanding as of July 31, 2000 (the "CAPITALIZATION Date"). Since the Capitalization Date, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company.

                           (ii) All issued and outstanding shares of Company
                  Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and no class of capital stock of the Company is entitled to, rights nor have any shares of Company Common Stock been issued in violation of, nor are they subject to, any preemptive rights. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

                           (iii) There were outstanding at the Capitalization
                  Date no Rights to acquire capital stock from the Company. No Rights to acquire capital stock from the Company have been issued or granted since the Capitalization Date.

                           (iv) Neither the Company nor any of its Subsidiaries
                  has any authorized or outstanding bonds, debentures, notes or other indebtedness or obligations the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities the holders of which would have the right to vote) with the shareholders of the Company on any matter. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company Common Stock.

                  (c) SUBSIDIARIES.

                           (i) Section 5.01(c)(i) of the Company Disclosure
                  Schedule sets forth a list as of the date hereof of all of the Company's Subsidiaries, together with their jurisdiction of organization or incorporation. Unless otherwise described therein, the Company owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary (other than directors' qualifying shares, if any, described in Section 5.01(c)(i) of the Company Disclosure Schedule). Except as described in Section 5.01(c)(i) of the Company Disclosure Schedule, no equity securities of any of the Company's Subsidiaries are or may become required to be issued (other than to the Company or its wholly owned Subsidiaries) by reason of any Rights and there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is bound to sell or otherwise transfer any shares of capital stock of any such Subsidiaries (other than to the Company or its wholly owned Subsidiaries). In addition,
                  Section 5.01(c)(i) of the Company Disclosure Schedule lists as of the date of this Agreement each corporation, partnership, limited liability company or similar entity with respect to which, as of the date of this Agreement, the Company or any Subsidiary of the Company owns more than 5% but less than a majority of the voting equity or similar voting interest or any interest convertible into, or exchangeable or exercisable for, more than 5% but less than a majority of the voting equity or similar voting interest and which interest is carried on the Company's most recent financial statements (or if not held as of the date thereof, would be carried on the Company's financial statements if prepared as of the date hereof) at a value in excess of $100,000 (collectively, the "COMPANY EQUITY INTERESTS"). Except as set forth in Section 5.01(c)(i) of the Company Disclosure Schedule, all of the shares of capital stock of each of the Subsidiaries of the Company and all the Company Equity Interests held by the Company and each Subsidiary of the Company are fully paid and nonassessable and are owned by the Company or such Subsidiary free and clear of any Liens and are not subject to, and were not issued in violation of, any preemptive rights. Except as set forth in Section 5.01(c)(i) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or in any entity in which the Company or any Subsidiary of the Company owns a Company Equity Interest.

                           (ii) Each of the Company's Subsidiaries has been duly
                  organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of such Subsidiaries is duly qualified to do business and is in good standing in the states or jurisdictions where its ownership, leasing or operation of property or assets or the conduct of its business requires it to be so qualified and each has in effect all federal, state, local and foreign governmental authorizations necessary for it to own, lease and operate its properties and assets and to carry on its business as it is now conducted, except where the failure to be so qualified and in good standing or to have in effect all federal, state, local, and foreign governmental authorizations does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has, prior to the date of this Agreement, made available to Parent complete and correct copies of the articles or certificate of incorporation, by-laws or other governing or organizational documents of each of its Subsidiaries, in each case as amended and in full force and effect as of the date of this Agreement, and neither the Company nor any such Subsidiary is in violation of any provision thereof.

                  (d) CORPORATE POWER. The Company and each of its Subsidiaries has all necessary corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all its properties and assets; and it has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  (e) CORPORATE AUTHORITY.

                           (i) Subject, in the case of the consummation of the
                  Merger, only to receipt of the requisite approval and adoption of this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, the special committee of the Company Board having unanimously adopted a resolution approving this Agreement and the Merger, and the Company Board having ratified such approval, this Agreement and the transactions contemplated hereby have been authorized and approved by all necessary corporate action of the Company, the special committee of the Company Board and the Company Board.

                           (ii) This Agreement is a legal, valid and binding
                  obligation of the Company, enforceable in accordance with its terms.

                  (f) NO DEFAULTS. Except as set forth in Section 5.01(f) of the Company Disclosure Schedule and subject to (i) receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 5.01(p), (ii) any required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, the articles or certificate of incorporation or by-laws or other organizational or governing documents of the Company or any of its Subsidiaries or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument, except in the case of (i) and (iii), where such breach, violation or default or the failure to obtain such consents or approvals would not in the aggregate have a Material Adverse Effect on the Company, the Surviving Corporation or Parent and would not prevent or materially impair the Company's ability to consummate the transactions contemplated by this Agreement. Section 5.01(f) of the Company Disclosure Schedule contains a list of all consents of third parties required to be obtained by the Company or its Subsidiaries prior to, or as a result of, the consummation of the Merger.

                  (g) FINANCIAL REPORTS AND SEC DOCUMENTS.

                           (i) COMPANY FILED SEC REPORTS. Since January 1, 1996,
                  the Company has filed, and will file after the date hereof, all forms, reports and documents with the SEC required to be filed by it pursuant to all applicable federal securities laws, all of which complied, or will comply, as of the date filed (or, with respect to a document filed prior to the date of this Agreement and amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing as so amended or superseded), in all material respects as to form with all applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder. None of the Company Filed SEC Reports, at the time filed (or, with respect to a document filed prior to the date of this Agreement and amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing as so amended or superseded), contained, or will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) FINANCIAL STATEMENTS, ACCOUNTING MATTERS. The
                  consolidated balance sheets and the related consolidated statements of earnings, stockholders' equity and cash flows (including the related notes thereto) of the Company included in or incorporated by reference in the Company Filed SEC Reports complied, or will comply, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared, or will be prepared, in accordance with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein), and presented fairly, or will present fairly, the financial position of the Company and its Subsidiaries as of their respective dates, and the consolidated results of its operations and its cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and except that the unaudited interim financial statements do not contain all of the footnote disclosure required by GAAP). Notwithstanding the foregoing, no representations or warranties are made regarding any forecast, projections or budgets relating to the Company or its Subsidiaries.

                           (iii) Since September 30, 1999, neither the Company
                  nor any of its Subsidiaries has incurred any material liabilities (whether absolute, accrued, contingent or otherwise) except (x) liabilities as set forth on the face of the consolidated balance sheet of the Company as of September 30, 1999 in the Company Filed SEC Documents, (y) other liabilities incurred since September 30, 1999 in the ordinary course of business consistent with past practice or (z) as set forth in Section 5.01(g)(iii) of the Company Disclosure Schedule.

                           (iv) Unless the Merger shall be effected pursuant to
                  Section 2.01(a)(ii), to the knowledge of the Company, neither the Company nor any of the Company Affiliates has taken or agreed to take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  (h) LITIGATION. Section 5.01(h) of the Company Disclosure Schedule sets forth all litigation, claims, actions or proceedings before any Governmental Authority as of the date hereof pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or their respective property, assets or businesses which (i) could reasonably be expected to result, individually or in the aggregate, in judgment against the Company or its Subsidiaries in excess of $100,000 if determined adversely to the Company or its Subsidiaries or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of their respective properties, assets or businesses is subject to any outstanding order writ, judgment, stipulation, award, injunction or decree or, to the knowledge of the Company, any investigation or inquiry by any Governmental Authority issued against or affecting the Company or any of its Subsidiaries or naming the Company or any of its Subsidiaries which has had or would have a Material Adverse Effect on the Company.

                  (i) COMPLIANCE WITH LAWS. As of the date hereof, the business of the Company and its Subsidiaries is not being conducted in violation of any Law, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect.

                  (j) NO BROKERS. No action has been taken by the Company, its officers, directors or employees that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, other than fees to be paid to Goldsmith, Agio, Helms & Lynner, Ltd. (the "COMPANY FINANCIAL ADVISOR") pursuant to the Company's written agreement with such firm, a true and complete copy of which has been furnished to Parent prior to the date of this Agreement.

                  (k) EMPLOYEE BENEFITS; EMPLOYEE RELATIONS.

                           (i) Section 5.01(k) of the Company Disclosure
                  Schedule contains a complete and correct list of each written Company Plan and each material oral Company Plan. With respect to each such Company Plan, true and complete copies have been made available to Parent of: (A) the plan document or agreement or, with respect to any Company Plan that is not in writing, a written description of the terms thereof; (B) the trust agreement, insurance contract or other documentation of any related funding arrangement; (C) the summary plan description; (D) the most recent required Internal Revenue Service Form 5500, including all schedules thereto, and actuarial report; and (E) any material communication within the past two years to or from any Governmental Authority, including a written description of any oral communication.

                           (ii) Neither the Company nor any Subsidiary thereof
                  has disseminated in writing or otherwise broadly or generally notified employees of any intent or commitment (whether or not legally binding) to create or implement any additional Plan or to amend, modify or terminate any Company Plan, except for immaterial amendments to any Company Plan that will not result in an increase in the annual costs in respect of such plan incurred or to be incurred by the Company or any of its Subsidiaries.

                           (iii) Each Company Plan has been operated and
                  administered, and is, in compliance with its terms and all applicable Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                           (iv) No Company Plan is, and neither the Company nor
                  any Subsidiary thereof contributes to or has any liability or obligation with respect to any Plan that is, (A) a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, (B) any single employer plan or other pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code or (C) a multiple employer plan within the meaning of
                  Section 4063 or 4064 of ERISA.

                           (v) Each Company Plan that is intended to qualify
                  under Section 401(a) and/or 401(k) of the Code so qualifies and its trust is exempt from taxation under Section 501(a) of the Code. The Company and its Subsidiaries have timely paid all contributions, premiums and expenses payable to or in respect of each Company Plan under the terms thereof and in accordance with applicable law, including ERISA and the Code, and, to the extent any such contributions, premiums or expenses are not yet due, the liability therefor has been properly and adequately accrued to the extent required by GAAP on the Company's financial statements included in its Quarterly Report on Form 10-Q for the period ended June 30, 2000.

                           (vi) Neither the Company nor any of its Subsidiaries
                  has incurred or will incur, either directly or indirectly (including as a result of an indemnification obligation), any liability under or pursuant to any provision of Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, and to the Knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which could reasonably be expected to result in any such liability to the Company, any of its Subsidiaries or, after the Effective Time, Parent or any of its affiliates.

                           (vii) Except as set forth in Section 5.01(k)(vii) of
                  the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (A) entitle any current or former employee, consultant, officer or director of the Company or any of its Subsidiaries to any increased or modified benefit or payment; (B) increase the amount of compensation due to any such employee, consultant, officer or director; (C) accelerate the vesting, payment or funding of any compensation, stock-based benefit, incentive or other benefit; (D) result in any "parachute payment" under
                  Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (E) cause any compensation to fail to be deductible under Section 162(m), or any other provision of the Code or any similar foreign Law.

                  (l) TAKEOVER LAWS. A special committee of the Company Board has approved this Agreement and the transactions contemplated hereby, such approval has been ratified by the Company Board and such approval constitutes approval of the Merger and transactions contemplated hereby under the provisions of Section 302A.613 of the MBCA such that Section 302A.671 of the MBCA does not apply to the shares of the Company or of the Sub as a result of this Agreement and the transactions hereby. There are no other Takeover Laws applicable to this Agreement or the Voting Agreement and the transactions contemplated hereby and thereby; provided that, no representation is made hereunder as to any Takeover Laws under the Georgia Business Corporation Code or the DGCL.

                  (m) ENVIRONMENTAL MATTERS.

                  Except as disclosed in Section 5.01(m) of the Company Disclosure Schedule or in the Company Filed SEC Documents, as of the date hereof: (i) (A) the Company and each of its Subsidiaries are, and within the period of all applicable statutes of limitation have been, in material compliance with all applicable Environmental Laws; and (B) the Company and each of its Subsidiaries believes that each of them will, and will not incur material expense to, timely attain or maintain compliance with any Environmental Laws applicable to any of their current operations or properties or to any of their planned operations with respect to properties currently or formerly owned, leased or otherwise occupied by the Company or any of its Subsidiaries; (ii) the Company and its Subsidiaries hold all material Environmental Permits (each of which is in full force and effect) required for any of their current operations and for any property owned, leased, or otherwise operated by any of them, and are, and within the period of all applicable statutes of limitation have been, in material compliance with all such Environmental Permits; and (iii) neither the Company nor any of its Subsidiaries has received any material Environmental Claim against any of them, and neither the Company nor any of its Subsidiaries has knowledge of any material Environmental Claim being threatened; and to the knowledge of the Company, no Hazardous Materials or other conditions are present on any property formerly or currently owned, leased, occupied or operated by the Company or any of its Subsidiaries, or at any other location, that are reasonably likely to form the basis of any material Environmental Claim against any of them or against any person or entity (including without limitation any predecessor of the Company or any of its Subsidiaries) whose liability the Company or any of its Subsidiaries retained or assumed either contractually or by operation of law.

                  (n) INTELLECTUAL PROPERTY.

                           (i) Except as set forth in Section 5.01(n)(i) of the
                  Company Disclosure Schedule, as of the date hereof the Company and its Subsidiaries own or are licensed to use all material Intellectual Property Rights as currently used in the business of the Company or its Subsidiaries or necessary to conduct the business of the Company and its Subsidiaries as currently conducted or, in the case of Soiltec, currently anticipated to be conducted (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").

                           (ii) Section 5.01(n)(ii) of the Company Disclosure
                  Schedule contains an accurate and complete list as of the date of this Agreement of the following categories of Company Intellectual Property Rights owned by the Company or any of its Subsidiaries: (A) Trademarks that are registered or for which an application for registration is pending; (B) Patents;
                  (C) Software; and (D) material Copyrights that are registered or for which an application for registration is pending.

                           (iii) Section 5.01(n)(iii) of the Company Disclosure
                  Schedule contains an accurate and complete list as of the date of this Agreement of (A) all licenses and agreements under which the Company and its Subsidiaries are licensed to use third party Intellectual Property Rights, other than licenses that are readily available on commercially reasonable terms (such as routine accounting systems, CAD systems and the like) and (B) all licenses and sublicenses under which the Company and its Subsidiaries have granted material rights to third parties to use the Company Intellectual Property Rights. Except as set forth in Section 5.01(n)(iii) of the Company Disclosure Schedule, the Company and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the use of the Company Intellectual Property Rights.

                           (iv) Except as set forth in Section 5.01(n)(iv),
                  within the past two years and prior to the date hereof, neither the Company nor any of its Subsidiaries: (A) has been notified or is otherwise aware of any actual or threatened adverse proceeding or claims of any Person pertaining to any challenge to the Company Intellectual Property Rights; (B) to the knowledge of the Company, is the subject of any claim of infringement or misappropriation by the Company or any of its Subsidiaries of any third party Intellectual Property Rights; or (C) to the knowledge of the Company, has any claim for infringement or misappropriation of, or breach of any license or agreement involving, any of the Company Intellectual Property Rights.

                  (o) TAX MATTERS.

                           (i) Each of the Company and its Subsidiaries has
                  filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes due and owing by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. Except as set forth in Section 5.01(o)(i) of the Company Disclosure Schedule, none of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. To the knowledge of the Company, no claim has been made within the past five years by a Governmental Authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                           (ii) Except as set forth in Section 5.01(o)(ii) of
                  the Company Disclosure Schedule, as of the date hereof, there is no dispute or claim concerning any Tax liability of any of the Company and its Subsidiaries either claimed or raised by any Governmental Authority in writing. No audit of any Tax or Tax Return of the Company or any of its Subsidiaries is being conducted by any Governmental Authority as of the date of this Agreement, except as set forth in Section 5.01(o)(ii) of the Company Disclosure Schedule.

                           (iii) Except as set forth in Section 5.01(o)(iii) of
                  the Company Disclosure Schedule, none of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or agreement is currently in effect.

                           (iv) None of the Company and its Subsidiaries has
                  filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries
                  (A) has been a member of an "affiliated group" (as defined in Section 1504(a) of the Code, or any similar group defined under a similar provision of state, local or foreign law) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the

                  Taxes of any person (other than any of the Company and its Subsidiaries) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (p) REGULATORY APPROVALS. No consents or approvals of, or filings or registrations with, any Governmental Authority or instrumentality are necessary to consummate the Merger except (i) as may be required under, and other applicable requirements of, the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); (ii) as may be required by the by-laws, rules, regulations or policies of the NYSE in respect of the Parent Common Shares to be issued in the Merger; (iii) the filing with the SEC of the Company Proxy Statement and the filing and declaration of effectiveness of the Registration Statement; (iv) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota pursuant to the MBCA and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, each as provided in
         Section 3.01(b); and (v) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Parent Common Shares in the Merger.

                  (q) TITLE TO PROPERTIES; ENCUMBRANCES. As of June 30, 2000, the Company and each of its Subsidiaries had good and marketable title to all properties, interests in properties and assets (real and personal) reflected in the consolidated balance sheet of the Company as of June 30, 2000 and continues to have good and marketable title thereto except for properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the respective dates of such balance sheets free and clear of all Liens of any kind or character, except for (i) Liens of public record (ii) rights of lessors or licensors pursuant to lease or license agreements with the Company and/or its Subsidiaries (iii) current taxes not yet due and payable and (iv) such Liens which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (r) INSURANCE. The Company and its Subsidiaries have obtained and currently maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, and each is maintaining in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company or its Subsidiaries or any properties owned, occupied or controlled by the Company or its Subsidiaries, in such amounts as reasonably deemed necessary by the Company or its Subsidiaries.

                  (s) FAIRNESS OPINION. The Company Financial Advisor has delivered its opinion to the Company Board that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent) and such opinion has not been withdrawn.

                  5.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this

Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Parent and Sub hereby represent and warrant to the Company as follows:

                  (a) ORGANIZATION, STANDING AND AUTHORITY. Each of Parent and Sub (x) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (y) is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership, leasing or operation of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be duly organized, validly existing, in good standing, or duly qualified does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Sub. Each of Parent and Sub has in effect all federal, state, local and foreign governmental authorizations necessary for it to own, lease and operate its properties and assets and to carry on its business as it is now conducted, except where failure to have in effect such authorizations does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Each of Parent and Sub has made available to the Company a complete and correct copy of its certificate of incorporation and by-laws, each as amended to date and in full force and effect and the Parent is not in violation of any provision thereof.

                  (b) SHARES.

                           (i) As of the date hereof, the authorized capital
                  stock of Parent consists of 150,000,000 Parent Common Shares, of which 59,592,961 shares were outstanding as of July 31, 2000 and 1,000,000 shares of $.01 par value preferred stock, of which no shares were outstanding as of July 31, 2000.

                           (ii) The authorized capital stock of Sub consists of
                  1,000 shares of common stock, no par value per share, which shares are outstanding and is owned directly by Parent. Sub has not conducted any business prior to the date hereof and has no Subsidiaries and no assets, liabilities or obligations of any nature other than incident to its formation and incident to this Agreement.

                           (iii) The outstanding shares of Parent's and Sub's
                  capital stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of capital stock of Sub authorized and reserved for issuance pursuant to, and Sub does not have, any Rights issued or outstanding with respect to its capital stock or any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Agreement.

                           (iv) The Parent Common Shares to be issued in
                  exchange for shares of Company Common Stock in the Merger, when issued will be duly authorized, validly issued, fully-paid and non-assessable and will not have been issued in violation of, nor will they be subject to, any preemptive rights.

                  (c) CORPORATE POWER. Each of Parent and Sub has all necessary corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all its properties and assets; and each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (d) CORPORATE AUTHORITY. (i) This Agreement and the transactions contemplated hereby, including the issuance of Parent Common Shares in the Merger (except for any issuance of Parent Common Shares in excess of the Maximum Share Amount in connection with the Merger and/or pursuant to Section 3.02(c), which issuance shall be subject to approval by Parent's shareholders), have been authorized and approved by all necessary corporate action of Parent, Sub, the Parent Board and the Board of Directors of Sub prior to the date hereof (which action has not been rescinded or modified in any way) and (ii) this Agreement is a legal, valid and binding obligation of each of Parent and Sub, enforceable in accordance with its terms. This Agreement and the transactions contemplated hereby, including the issuance of Parent Common Shares (up to the Maximum Share Amount) in the Merger do not require the approval of the shareholders of Parent.

                  (e) NO DEFAULTS. Subject to (i) receipt of the regulatory approvals, and expiration of the waiting periods, referred to in
         Section 5.02(i) and (ii) any required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Parent and Sub do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent or of any of Parent's Subsidiaries or to which it or any of its Subsidiaries or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws of either Parent or Sub, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument, except in the case of (i) and (iii), where such breach, violation or default or the failure to obtain such consents or approvals would not in the aggregate have a Material Adverse Effect on the Company, the Surviving Corporation or Parent and would not prevent or materially impair Parent's or Sub's ability to consummate the transactions contemplated by this Agreement.

                  (f) FINANCIAL REPORTS AND SEC DOCUMENTS.

                           (i) PARENT SEC REPORTS. Since January 1, 1996, the
                  Parent has filed, and will file after the date hereof, all forms, reports and documents with the SEC required to be filed by it pursuant to all applicable federal securities laws, all of which complied, or will comply, as of date filed (or, with respect to a document filed prior to the date of this Agreement and amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing as so amended or superseded), in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder. None of the Parent Filed SEC Reports, at the time filed (or, with respect to a document filed prior to the date of this Agreement and amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing as so amended or superseded), contained, or will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) FINANCIAL STATEMENTS, ACCOUNTING MATTERS. The
                  consolidated balance sheets and the related consolidated statements of earnings, stockholders' equity and cash flows (including the related notes thereto) of the Parent included in or incorporated by reference in the Parent Filed SEC Reports complied, or will comply, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared, or will be prepared, in accordance with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein), and presented fairly, or will present fairly, the financial position of the Parent and its Subsidiaries as of their respective dates, and the consolidated results of its operations and its cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and except that the unaudited interim financial statements do not contain all of the footnote disclosure required by GAAP). Notwithstanding the foregoing, no representations or warranties are made regarding any forecast, budgets or projections of the Parent or the Sub.

                           (iii) Unless the Merger shall be effected pursuant to
                  Section 2.01(a)(ii), to the knowledge of the Parent, neither the Parent nor any of the Parent Affiliates, has taken or agreed to take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  (g) LITIGATION. Except as Previously Disclosed, no litigation, claim or other proceeding before any court or governmental agency that is pending or, to Parent's Knowledge, threatened against Parent or any of its Subsidiaries would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                  (h) NO BROKERS. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid to Donaldson, Lufkin and Jenrette.

                  (i) REGULATORY APPROVALS. No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary to consummate the Merger except for (i) as may be required under, and other applicable requirements of, the HSR Act; (ii) as may be required by the by-laws, rules, regulations or policies of the NYSE in respect of the Parent Common Shares to be issued in the Merger; (iii) the filing with the SEC of the Company Proxy Statement in definitive form and the filing and declaration of effectiveness of the Registration Statement; (iv) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota pursuant to the MBCA and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, each as provided in Section 3.01(b); and (v) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Parent Common Shares in the Merger.

                  (j) PARENT COMMON STOCK. Prior to the Effective Time, Parent will have taken all necessary action required to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article III. Parent Common Stock issued pursuant to Article III will, when issued, be validly issued, fully paid and nonassessable, and no Person will have any pre-emptive or subscription or purchase right in respect thereof. Such Parent's Common Stock will, when issued, be registered under the Securities Act and the Exchange Act, and will be registered or exempt from registration under any applicable state securities laws and will be listed on the Exchange, subject to notice of official issuance.

                  (k) ADEQUATE FINANCING. Parent has obtained all financing required of it in order to consummate the transactions contemplated by this Agreement.

                  (l) INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the Merger and transactions contemplated thereby, and has not engaged in any business activities or conducted any operations other than in connection with the Merger. Sub has no Subsidiaries.

                                   ARTICLE VI

                                    COVENANTS

                  The Company hereby covenants to and agrees with Parent, and each of Parent and Sub hereby covenants to and agrees with the Company, that:

                  6.01. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable (including, without limitation, obtaining any regulatory approvals and obtaining any consents of third parties required under any agreement to be obtained by it or its subsidiaries prior to, or as a result of, the consummation of the Merger so that such agreement is not terminable as a result of the Merger, or advisable under applicable laws, so as to permit consummation of the Merger) as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

                  6.02. SHAREHOLDER APPROVALS. The Company shall take, in accordance with this Agreement, applicable law, applicable NASD rules and the Company Certificate and Company By-Laws, all action necessary to duly call, give notice of, convene and hold a meeting of shareholders of the Company to consider and vote upon the approval and adoption of this Agreement, the Merger and the transactions contemplated hereby and thereby and any other matters required to be approved by the Company's shareholders for consummation of the Merger (including any adjournment or postponement, the "COMPANY MEETING") as promptly as practicable after the date hereof.

                  6.03. REGISTRATION STATEMENT. (a) As soon as practicable after the date hereof, each of Parent and the Company agrees to prepare, and to cooperate in the preparation of, a registration statement on Form S-4 (the "REGISTRATION STATEMENT") to be filed by Parent with the SEC in connection with the issuance of Parent Common Shares in the Merger or pursuant to Section 3.02(c) (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "COMPANY PROXY STATEMENT") and all related documents). The Registration Statement and the Company Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. The Company agrees to file the Company Proxy Statement in preliminary form with the SEC as promptly as practicable, and Parent agrees to file the Registration Statement with the SEC as promptly as practicable after any SEC comments with respect to the preliminary Company Proxy Statement are resolved or at such earlier time as Parent may elect. Each of Parent and the Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement and the Company Proxy Statement, as the case may be, to the other party, and advise the other party of any oral comments with respect to the Registration Statement or the Company Proxy Statement received from the SEC. Each of Parent and the Company agrees to use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof, and the Company agrees to mail the Company Proxy Statement to its shareholders as promptly as practicable after the Registration Statement is declared effective. Each Party shall furnish to the other Parties all information concerning such Party, and its officers, directors and shareholders as may be necessary in connection with the preparation and filing of the Registration statement and any amendments or supplements thereto.

                  (b) Each of Parent and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Company Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Company

Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees promptly to advise Parent if at any time during which the Company Proxy Statement is required to be delivered any information provided by the Company, its subsidiaries, officers, directors or shareholders in the Company Proxy Statement becomes incorrect or incomplete in any material respect and to provide Parent with the information necessary to correct such inaccuracy or omission.

                  (c) Parent agrees to advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Parent Common Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  (d) As promptly as practicable after the date of an Issuance Election and provided that the Company has not terminated this Agreement pursuant to Section 8.01(g) hereof, Parent agrees to take, in accordance with this Agreement, applicable law, applicable NYSE rules and the Parent Certificate and Parent By-Laws, all action necessary to duly call, give notice of, convene and hold a meeting of shareholders of Parent to consider and vote upon the approval of the issuance of Parent Common Shares in excess of the Maximum Share Amount pursuant to the Merger and/or Section 3.02(c) (including any adjournment or postponement, the "PARENT MEETING"), and Parent agrees to prepare a proxy statement and other proxy solicitation materials of Parent constituting a part thereof (the "PARENT PROXY STATEMENT") and all related documents for use in connection therewith and promptly provide Company with a copy of all documents and filings. The Parent Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Parent agrees to file the Parent Proxy Statement in preliminary form with the SEC as promptly as practicable after the date of an Issuance Election. Parent shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Parent Proxy Statement to the Company, and advise the Company of any oral comments with respect to the Parent Proxy Statement received from the SEC. Parent agrees to mail the Parent Proxy Statement to its shareholders as promptly as practicable after the resolution of any comments with the SEC. The Company shall furnish to Parent all information concerning the Company, and its officers, directors and shareholders as may be necessary in connection with the preparation and filing of the Parent Proxy Statement and any amendments or supplements thereto. Parent agrees that none of the information included or incorporated by reference in the Parent Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Parent's shareholders and at the time of the Parent Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees promptly to advise Parent if at any time during which the Parent Proxy Statement is required to be delivered any information provided by the Company, its subsidiaries, officers, directors or shareholders in the Parent Proxy Statement becomes incorrect or incomplete in any material respect and to provide Parent with the information necessary to correct such inaccuracy or omission.

                  (e) Parent will use its reasonable best efforts to obtain state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

                  6.04. PRESS RELEASES. Parent and the Company shall jointly agree on an initial press release with respect to the Merger. Neither Party will, without the prior approval of the other Party, issue any other press release or written statement for general circulation (including any written statement circulated to employees, customers or other third parties) relating to the transactions contemplated hereby, except, based on the advice of counsel, as otherwise required by applicable law or regulation or NYSE or NASD rules and only after consulting with the other Party and, prior to the issuance of any such release or statement, providing written copies of any such proposed press release or written statement to the other Party and providing the other Party with a reasonable opportunity to review and comment upon such proposed press release or written statement.

                  6.05. ACCESS; INFORMATION. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Parties shall afford to the officers, employees, counsel, accountants and other authorized representatives of the other Party, reasonable access, during normal business hours throughout the period prior to the Effective Date, to all of the Parties' employees, properties, books, contracts, commitments and records in order for the other Party to make such investigations as it shall reasonably require and, during such period, it shall furnish promptly to the other Party
(i) a copy of each material report, schedule and other document filed by it or any of its Subsidiaries pursuant to the requirements of federal, state or foreign securities laws, and (ii) all other information concerning its or any of its Subsidiaries' business, properties and personnel as a party may reasonably request; provided, that such information may not be used for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Parties shall promptly inform the other Party of any litigation, claim or other proceeding before any court or other governmental authority that arises following the date of this Agreement and any material development in any such existing litigation, claim or other proceeding. The Parties shall not be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order, judgment, decree or agreement. Parent and the Company shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) Subject to the requirements of applicable law, pending consummation of the Merger, all non-public information provided by the Company to Parent and Parent to the Company pursuant to this Agreement or otherwise will remain subject to the obligations of Parent and the Company under the Confidentiality Agreement.

                  (c) No investigation by a party, pursuant to this Section 6.05 or otherwise, shall affect or be deemed to modify any representation or warranty of the other party contained herein.

                  6.06. ACQUISITION PROPOSALS. (a) Subject to Section 6.06(d) of this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage, or take any other actions designed to facilitate, any inquiries or the making of any proposal which constitutes an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) provide any information or data with respect to the Company or its Subsidiaries to any Person in connection with an Acquisition Proposal or (iv) grant any waiver or release under any standstill or similar agreement with respect to the Company Common Stock. The Company and its officers and directors will cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the foregoing, if the Board of Directors of the Company reasonably determines, after consultation with its financial advisors and outside legal counsel, that it has received an Acquisition Proposal that may reasonably lead to a Superior Proposal (as defined herein), the Company may furnish information and access to the Person who has submitted such Superior Proposal pursuant to confidentiality agreements with terms no less restrictive than the Confidentiality Agreement (July 27, 2000 version), and may participate in discussions and negotiate with such Person concerning any proposed merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company. For the purposes of this Agreement, "SUPERIOR PROPOSAL" shall mean any BONA FIDE written Acquisition Proposal made by a third party that did not result from a violation of this Agreement and which a majority of the Company Board determines in good faith (based on the advice of its financial advisor and the advice of outside legal counsel), within 45 days from the date hereof, to represent superior value, from a financial point of view, to the shareholders of the Company as compared to the transactions contemplated by this Agreement (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the identity of the offeror).

                  (b) If the Company receives an Acquisition Proposal, the Company shall promptly advise Parent in writing of the terms of the Acquisition Proposal and the identity of the Person making the Acquisition Proposal. The Company shall keep Parent fully informed on a current basis of the status, including any change to the details, of such Acquisition Proposal and promptly provide to Parent after receipt or delivery thereof with copies of all material correspondence and other written material sent or provided to the Company from any third party in connection with any Acquisition Proposal or sent or provided by the Company in connection with any Acquisition Proposal. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company or its Subsidiaries provided to any other person or group in connection with any Acquisition Proposal that was not previously provided to Parent. Notwithstanding the foregoing, the Company shall not be required to provide Parent with (i) non-public analyses prepared for a Person who has made an Acquisition Proposal with respect to business or financial synergies unique to such Person, or (ii) non-public financial or similar information of a Person who has made an Acquisition Proposal.

                  (c) The Company agrees that neither the Company Board nor any committee thereof shall (i) amend, condition, qualify, withdraw or modify, or propose to amend, condition, qualify, withdraw or modify, in a manner adverse to Parent, the approval and declaration of advisability by the Company Board of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal,
(iii) approve or cause the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, acquisition or merger agreement or other similar agreement with respect to any Acquisition Proposal or (iv) other than in accordance with subsection (a) above, withdraw or modify, in a manner adverse to Parent, or fail to make, the recommendation to Company shareholders of this Agreement and the Merger.

                  (d) Notwithstanding the foregoing, nothing herein shall require the Company's Board of Directors on behalf of the Company (a) to act, or refrain from acting, in any manner which, in the opinion of such Board of Directors after consultation with its legal counsel, would violate its fiduciary duties to the Company's shareholders under applicable Law or (b) to fail to comply with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

                  6.07. AFFILIATE AGREEMENTS. (a) Not later than the mailing of the Company Proxy Statement, the Company shall deliver to Parent a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of it (each, a "COMPANY AFFILIATE") as that term is used in Rule 145 under the Securities Act. Thereafter, the Company shall promptly notify Parent upon becoming aware of any other person that is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be a Company Affiliate.

                  (b) The Company shall use its best efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to Parent on or before the date of mailing of the Company Proxy Statement (or, in the case of any person identified as a possible Company Affiliate after such date, as promptly thereafter as possible) an agreement in the form attached hereto as Exhibit A.

                  6.08. TAKEOVER LAWS. Subject to Section 6.06, no party shall take any action that would cause the transactions contemplated by this Agreement or the Voting Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) or minimize the effect on, the transactions contemplated by this Agreement and the Voting Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, that purports to apply to this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby.

                  6.09. SHARES LISTED. Parent shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, subject to official notice of issuance, the Parent Common Shares to be issued to the holders of Company Common Stock in the Merger or pursuant to Section 3.02(c).

                  6.10. REGULATORY APPLICATIONS. (a) Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to prepare all documentation, to effect all filings (including, without limitation, filings under the HSR Act) and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable. Each of Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

                  (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.10(a) and (b), if any objections are asserted with respect to the transactions contemplated by this Agreement under any Regulatory Law or if any suit is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated by this Agreement as violative of any Regulatory Law, each of Parent and the Company shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement, and if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.10 shall limit a party's rights under Sections 7.01(b) and 8.01(d) so long as such party has theretofore complied in all respects with its obligations under this
Section 6.10.

                  6.11. INDEMNIFICATION. (a) Following the Effective Date and until the expiration of any applicable statutory limitations period, the Parent and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement and the Voting Agreement) to the fullest extent that the Company is permitted to indemnify its directors and officers under the laws of the State of Minnesota, the Company Certificate and the Company By-Laws as in effect on the date hereof (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law).

                  (b) For a period of six years from the Effective Time, Parent shall provide a "runoff" policy with respect to that portion of director's and officer's liability insurance that serves to cover the present and former officers and directors of the Company and its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred at or before the Effective Time, which "runoff" insurance shall contain substantially the same coverage and amounts to such officers and directors, and contain terms and conditions substantially the same, as that coverage currently provided by the Company; provided, however, that in no event shall Parent be required to expend to maintain or obtain the insurance called for by this Section 6.11(b) more than 150 percent of the current annual amount expended by the Company to maintain or procure such directors and officers insurance coverage for the current year (the "INSURANCE AMOUNT"); provided, further, that if Parent is unable to maintain or obtain the insurance called for by this Section 6.11(b), Parent shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company or any Subsidiary of the Company may be required to make application and provide customary representations and warranties to Parent's insurance carrier for the purpose of obtaining such insurance.

                  (c) Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Parent thereof; provided, that the failure so to notify shall not affect the obligations of Parent under
Section 6.11(a) unless and to the extent such failure materially increases Parent's liability under such subsection (a).

                  (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.11.

                  6.12. CERTAIN EMPLOYEE BENEFIT MATTERS. (a) With respect to the Plans, if any, of Parent or Parent's Subsidiaries in which employees of the Company or its Subsidiaries ("COMPANY EMPLOYEES") become eligible to participate after the Effective Time (the "PARENT PLANS"), Parent shall, or shall cause its Subsidiaries or the Surviving Corporation to: (i) with respect to each Parent Plan that is a medical or health plan, (x) waive any exclusions for pre-existing conditions under such Parent Plan that would result in a lack of coverage for any condition for which the applicable Company Employee would have been entitled to coverage under the corresponding Company Plan in which such Company Employee was an active participant immediately prior to his or her transfer to the Parent Plan; (y) waive any waiting period under such Parent Plan to the extent that such period exceeds the corresponding waiting period under the corresponding Company Plan in which such Company Employee was an active participant immediately prior to his or her transfer to the Parent Plan (after taking into account the service credit provided for herein for purposes of satisfying such waiting period); and (z) provide each Company Employee with credit for any co-payments and deductibles paid by such Company Employee prior to his or her transfer to the Parent Plan (to the same extent such credit was given under the analogous Company Plan prior to such transfer) in satisfying any applicable deductible or out-of-pocket requirements under such Parent Plan for the plan year that includes such transfer; and (ii) recognize service of the Company Employees with the Company or any of its Subsidiaries for purposes of eligibility to participate and vesting credit, and, solely with respect to vacation benefits, benefit accrual in any Parent Plan in which the Company Employees are eligible to participate after the Effective Time to the extent that such service was recognized for that purpose under the analogous Company Plan prior to such transfer; provided that the foregoing shall not apply to the extent it would result in duplication of benefits. While Parent agrees to provide the aforesaid benefits, nothing in this paragraph shall be interpreted to require Parent to provide for the participation of any Company Employee in any existing Parent Plan.

                  (b) To the extent applicable, Parent and the Company shall each take such reasonable steps as are required to cause the disposition and acquisition of equity securities (including derivative securities) pursuant to
Article III of this Agreement in connection with the consummation of the Merger by each individual who is an officer or director of the Company to qualify for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(e) promulgated under the Exchange Act.

                  6.13. ACCOUNTANTS' LETTERS. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of KPMG LLP, certified public accountants ("KPMG"), and Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of Arthur Andersen LLP, independent auditors ("ARTHUR ANDERSEN"), each dated a date within two Business Days of the date on which the Registration Statement shall become effective and addressed to such other party, and in form and substance customary for "Agreed Upon Procedures" letters delivered by independent accountants and certified public accountants in accordance with Statement of Accounting Standards No. 72 for similar transactions.

                  6.14. NOTIFICATION OF CERTAIN MATTERS. (a) Each of the Company and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                  (b) Parent shall promptly notify the Company, and the Company shall promptly notify Parent, in writing, of any notice or other communication from any regulatory authority or self-regulatory organization in connection with the transactions contemplated by this Agreement or the Voting Agreement.

                  (c) Each of Parent and the Company shall promptly notify the other of any fact, event or circumstance known to it that could reasonably be expected to, individually or taken together with all other facts, events and circumstances known to it, cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code (unless the Merger shall be effected pursuant to Section 2.01(a)(ii).

                  6.15. CERTAIN TAX MATTERS. Unless the Merger shall be effected pursuant to Section 2.01(a)(ii), each of Parent and the Company will use its reasonable best efforts to cause the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code, and to timely satisfy, or cause to be timely satisfied, all applicable tax reporting and filing requirements contained in the U.S. Code and Treasury Regulations with respect to the Merger.

                  6.16. WITHHOLDING. To the extent required by applicable United States, state, local or foreign laws, the parties to this Agreement agree and acknowledge that Parent and Sub shall withhold Taxes from the amounts otherwise required to be paid or delivered to Company, its shareholders or their affiliates. If Company, its shareholders or their affiliates desire to avail themselves of an exemption from the otherwise applicable withholding laws, or a reduced withholding rate, then Company, its shareholders or their affiliates, as the case may be, shall be obligated to obtain and furnish to Parent and Sub such appropriate certificates, affidavits, rulings from Governmental Authorities, or other documents necessary to establish or qualify for such exemption or reduced rate. Parent and Sub shall reasonably cooperate with Company, its shareholders and their affiliates in this regard. Company, its shareholders and their affiliates hereby agree to indemnify Parent and Sub for any Costs that arise from a failure to withhold Taxes, which failure was based on a good faith interpretation of the law.

                  6.17. ELECTION TO BOARD. If Alvin E. McQuinn shall have acquired an aggregate of 7,000,000 Parent Common Shares either in connection with the Merger or pursuant to Section 3.02(c) hereof, at the first meeting of Parent's Board of Directors following the Effective Time, Parent shall use reasonable best efforts to increase the size of its Board of Directors and shall take such other action as may be necessary to appoint Alvin E. McQuinn to the vacancy created thereby.

                  6.18. REORGANIZATION. Unless the Merger shall be effected pursuant to Section 2.01(a)(ii), neither Party shall take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  6.19. SEVERANCE FOR EMPLOYEES. Each of the employees of the Company listed on Schedule B1 hereto whose employment is terminated by Parent or Surviving Corporation prior to the first anniversary of the Effective Time for reasons other than "Cause" (as defined on Schedule B3) or such employee's voluntary resignation for "Good Reason" (as defined on Schedule B3) shall receive severance in an amount equal to two times such employee's annual base salary as of the date of this Agreement. Each of the employees of the Company listed on Schedule B2 hereto whose employment is terminated by Parent or Surviving Corporation prior to the first anniversary of the Effective Time for reasons other than "Cause" (as defined on Schedule B3) or such employee's voluntary resignation for "Good Reason" (as defined on Schedule B3) shall receive severance in an amount equal to such employee's annual base salary as of the date of this Agreement. All other employees of the Company or any of its Subsidiaries whose employment is terminated by Parent or Surviving Corporation following the Effective

Time shall receive severance in accordance with Parent's policies existing at the time of such termination. Nothing in this Section 6.19 shall be construed as creating a contract or term of employment.

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of Parent, Sub and the Company to consummate the Merger is subject to the fulfillment or written waiver by Parent, Sub and the Company prior to the Effective Time of each of the following conditions:
                  (a) STOCKHOLDER APPROVALS. This Agreement and the Merger shall have been duly adopted by the requisite vote of the shareholders of the Company. In the event Parent shall have made an Issuance Election and the Company shall not have terminated this Agreement pursuant to
         Section 8.01(g) hereof, the issuance of Parent Common Shares in excess of the Minimum Share Amount shall have been duly approved by the requisite vote of the shareholders of Parent.

                  (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and (in the case of Parent's obligation to consummate the Merger) no such approvals shall contain any conditions, restrictions or requirements which would reasonably be expected to, following the Effective Time, have a Material Adverse Effect on Parent, the Company or the Surviving Corporation.

                  (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and enjoins or prohibits consummation of the Merger.

                  (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn.

                  (e) LISTING. The Parent Common Shares to be issued in the Merger or pursuant to Section 3.02(c) shall have received conditional approval for listing on the NYSE, subject to official notice of issuance, and Parent shall have received all state securities and Law or "blue sky" permits and authorizations necessary to issue the Parent Common Shares in exchange for the Company Shares in the Merger or pursuant to Section 3.02(c).

                  7.02. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub shall be true and correct, in each such case as of the date of this Agreement and as of the Effective Time as though made on the Effective Time (except that the representations and warranties that speak as of a specific date shall be true and correct as of such date), provided that for purposes of determining the satisfaction of the foregoing, such representations and warranties shall be deemed true and correct if the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualifications set forth therein relating to "materiality" or "Material Adverse Effect") have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (c) OPINION OF THE COMPANY'S COUNSEL. Unless the Merger shall be effected pursuant to Section 2.01(a)(ii), the Company shall have received an opinion of Larkin, Hoffman, Daly & Lindgren, Ltd., counsel to the Company, and/or KPMG, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (a) the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, and (b) that, accordingly, (i) no gain or loss will be recognized by the Company as a result of the Merger and (ii) no gain or loss will be recognized by a shareholder of the Company who receives the Merger Consideration in exchange for shares of Company Common Stock, except to the extent of shareholder realized gain, the Cash Portion of the Merger Consideration and cash received in lieu of fractional share interests. In rendering its opinion, such counsel may require and rely upon customary representations contained in letters from the Company, Parent, Sub and shareholders of the Company.

                  (d) FAIRNESS OPINION. The Company shall have received a fairness opinion from the Company's Financial Advisor in form acceptable to the Company.

                  7.03. CONDITIONS TO OBLIGATION OF PARENT AND SUB. The obligations of Parent and Sub to consummate the Merger are also subject to the fulfillment or written waiver by Parent and Sub prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company shall be true and correct, in each such case as of the date of this Agreement and as of the Effective Time as though made on the Effective Time (except that the representations and warranties that speak as of a specific date shall be true and correct as of such date), provided that for purposes of determining the satisfaction of the foregoing, such representations and warranties shall be deemed true and correct if the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualifications set forth therein relating to "materiality" or "Material Adverse Effect") have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and Parent and Sub shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent and Sub shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (c) OPINION OF PARENT AND SUB'S COUNSEL. Unless the Merger shall be effected pursuant to Section 2.01(a)(ii), Parent shall have received an opinion of Troutman Sanders LLP, counsel to Parent and Sub dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (a) the Merger constitutes a reorganization under Section 368(a) of the Code, and (b) that, accordingly, (i) no gain or loss will be recognized by Parent, Sub and the Company as a result of the Merger. In rendering its opinion, Troutman Sanders LLP may require and rely upon customary representations contained in letters from the Company, Parent, Sub and shareholders of the Company.

                  7.04. FRUSTRATION OF CLOSING CONDITIONS. Neither Parent nor the Company may rely on the failure of any condition set forth in Sections 7.01,
7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                   TERMINATION

                  8.01. TERMINATION. This Agreement may be terminated, and the Merger may be abandoned:

                  (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual written consent of Parent and the Company by action taken by their respective Boards of Directors.

                  (b) BREACH. At any time prior to the Effective Time, by Parent or the Company, in the event of either: (i) a breach by the other party of any representation or warranty contained herein which would result in the non-satisfaction of the conditions set forth in Sections 7.02(a) and 7.03(a), as the case may be, which breach is not capable of being cured or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach is not capable of being cured or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach.

                  (c) DELAY. At any time prior to the Effective Time, by Parent or the Company, if its Board of Directors so determines, in the event that the Merger is not consummated by June 30, 2001, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c) which action or inaction is in violation of its obligations under this Agreement.

                  (d) NO APPROVAL.

                  (i) By the Company or Parent, by action taken by its Board of Directors, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority, or in the event any Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action to permanently enjoining or otherwise prohibiting consummation, or requiring the unwinding, of the Merger, or imposing substantial penalties as a result of the Merger, and such action shall have become final and nonappealable.

                  (ii) By Parent, by action taken by its Board of Directors, in the event any required approval of a Governmental Authority contains any final nonappealable conditions, restrictions or requirements which would reasonably be expected to, following the Effective Time, have a Material Adverse Effect on Parent or the Company as the Surviving Corporation.

                  (iii) By the Company, by action taken by its Board of Directors, in the event any required approval of a Governmental Authority contains any final, nonappealable conditions, restrictions or requirements which would reasonably be expected to, following the Effective Time, have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole, unless within 30 days following receipt by Parent of written notice of the Company's intent to terminate this Agreement under this clause (iii) Parent notifies the Company that it waives its right to terminate this Agreement under clause (ii) above.

                  (iv) By Parent or the Company, if its Board of Directors so determines, in the event the approval of the Company's shareholders required by Section 7.01(a) herein is not obtained at the Company Meeting by reason of the failure to obtain the requisite vote required by Section 7.01(a).

                  (e) WITHDRAWAL OF RECOMMENDATION.

                  (i) By Parent, if at any time after the date hereof and prior to the Company Meeting, (A) the Company, or its Board of Directors, as the case may be, shall have (1) entered into any written letter of intent, written agreement in principle, written acquisition or written merger agreement or other written agreement with respect to any Superior Proposal (other than a confidentiality agreement contemplated by Section 6.06), (2) amended, conditioned, qualified, withdrawn or modified, or if the Company Board shall have proposed to do so, in a manner adverse to Parent, its approval and recommendation of the Merger and this Agreement, or (3) approved or recommended, or if the Company Board shall have proposed to approve or recommend, any Superior Proposal other, or (B) the Company or the Company's Board of Directors or any committee thereof shall have resolved to do any of the foregoing;

                  (ii) By the Company, if (A) after consultation with legal counsel, in the exercise of the Company Board's good faith judgment as to fiduciary duties to the Company's shareholders, the Company Board determines that such termination is required by applicable Law as a result of a Superior Proposal being made and (B) after written notice is given to Parent of the intent to accept a Superior Proposal, Parent has not communicated in writing, within five (5) Business Days after receipt of such notice, a proposal that, in the good faith judgment of the Company Board, matches or is more favorable than the third-party Superior Proposal from a financial point of view.

                  (f) By Parent, if the Parent Price calculated pursuant to
         Section 3.02(b) hereof is less than $6.10 and Parent has determined not to make an Issuance Election in accordance with Section 3.02(b).

                  (g) By the Company, within three (3) Business Days following Company's receipt of an Issuance Election.

                  (h) By the Company, if Parent fails to make an Issuance Election by the date specified in Section 3.02(b).

                  8.02. EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement (nor any of their respective officers, directors or agents) shall have any liability or further obligation to any other party hereunder except as set forth in subsections (b) and (c) below and in Section 9.01, and except that termination shall not relieve a party from liability for any willful breach of this Agreement. In the event of termination of this Agreement by either Parent or Company pursuant to Section 8.01 hereof, the terminating party shall give prompt written notice thereof to the non-terminating party.

                  (b) Parent and the Company agree that the Company shall pay to Parent the sum of $10,000,000 (the "TERMINATION FEE") solely if the Company or Parent terminates this Agreement pursuant to: (i) Section 8.01(d)(iv) or (ii)
Section 8.01(e).

                  (c) The Termination Fee required to be paid pursuant to
Section 8.02(b) shall be payable by the Company to Parent on the same day as the termination referred to therein and payment of such Termination Fee shall be a condition precedent to the effectiveness of any termination by the Company. Notwithstanding the foregoing, (i) in no event shall more than one Termination Fee be payable and (ii) Parent may elect, by notice to the Company, to defer the payment of the Termination Fee from time to time for a period or periods of up to an aggregate of twelve months after the date such fee would otherwise be payable. In the event that the Company shall fail to pay any Termination Fee when due in accordance with this Article VIII, the amount of any such Termination Fee shall be increased to include the costs and expenses actually incurred (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.02. All payments under this Section 8.02 shall be made by wire transfer of immediately available funds to an account designated by Parent.

         (d) Upon termination of this Agreement, except for any amounts payable by the Company pursuant to this Section 8.02 and except as otherwise contemplated by this Section 8.02, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders; provided that, notwithstanding the foregoing, this shall not relieve a breaching Party from liability for an uncured willful breach of a representation, warranty or covenant or agreement giving rise to such termination. In the event a claim is made against a party under this Section 8.02(d), the non-prevailing party shall reimburse the prevailing party for its reasonable costs and expenses incurred in connection with a claim made against the other party under this Section 8.02(d).

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.01. SURVIVAL. All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, if the Effective Time occurs, the agreements of the parties in Sections 6.01, 6.03, 6.04, 6.09, 6.11, 6.12, 6.15, 6.16, 6.17,
6.18 and 6.19 and this Article IX shall survive the Effective Time, and if this Agreement is terminated prior to the Effective Time, the agreements of the parties in the proviso to Section 6.05(a), Sections 6.05(b) and 8.02 and Article IX and the Confidentiality Agreement shall survive such termination.

                  9.02. AMENDMENT; EXTENSION; WAIVER. (a) Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of the Company, there may not be, without further approval of such shareholders, any amendment of this Agreement which by law requires such further approval by such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  (b) Prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  9.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to constitute an original but all of which when taken together shall constitute one and the same instrument.

                  9.04. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware (except insofar as mandatory provisions of the MBCA are applicable), without regard to the conflict of law principles thereof.

                  9.05. EXPENSES. Subject to Sections 8.02(b) and 8.02(c) and except as otherwise provided herein, each party hereto will bear all Expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses and SEC registration and filing fees shall be shared equally between the Company and Parent.

                  9.06. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or three Business Days after being mailed by registered or certified mail (return receipt requested) or one Business Day after being delivered by overnight courier to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                  If to Parent or to Sub, to:

                  AGCO Corporation
                  4205 River Green Parkway
                  Duluth, Georgia 30096-2568
                  Attention: Stephen D. Lupton, Senior Vice President and
                             General Counsel
                  Fax: (770) 813-6599
                  Phone: (770) 813-6094

                  With a copy to:

                  Troutman Sanders LLP
                  Bank of America Plaza
                  Suite 5200
                  600 Peachtree St., N.E.
                  Atlanta, Georgia 30308-2216
                  Attention: Robert W. Grout, Esq.

                  Fax: (404) 962-6789
                  Phone: (404) 885-3152

                  If to the Company, to:

                  Ag-Chem Equipment Co., Inc.
                  5720 Smetana Drive
                  Minnetonka, Minnesota 55343-9688
                  Attention: Alvin E. McQuinn
                  Fax: (952) 933-8799
                  Phone: (952) 933-9006

                  With a copy to:

                  Larkin, Hoffman, Daly & Lindgren, Ltd.
                  1500 Wells Fargo Plaza
                  7900 Xerxes Avenue South
                  Bloomington, Minnesota 55431-1194
                  Attention: Frank I. Harvey
                  Fax: (952) 896-3333
                  Phone: (952) 896-3291

                  9.07. ENTIRE UNDERSTANDING. This Agreement (including the Disclosure Schedules), the Voting Agreement and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements (other than the Voting Agreement and the Confidentiality Agreement) heretofore made.

                  9.08. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Neither this Agreement, nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for Section 6.19, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  9.09. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Disclosure Schedules, such reference shall be to a Section of, or Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any reference to "herein" or "hereof" or similar terms shall refer to the agreement as a whole rather than to the individual paragraph, section or article.

                  9.10. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as it is enforceable.

                  9.11. IMMUNITY OF OFFICERS. No recourse shall be had for any claims arising under this Agreement against (excluding any claims resulting from fraud) any past, present or future officer, director, incorporator, employee or shareholder of a Party, or any of them, either directly or indirectly, under any rule of law or equity, statute or constitution, and all such liability of any such officer, director, incorporator, employee, or shareholder is hereby expressly waived and released as a condition of and in consideration for the execution of this Agreement.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                       AGCO CORPORATION


                                       By: /s/ Robert J. Ratliff
                                           -------------------------------
                                           Name:   Robert J. Ratliff
                                           Title:  Chairman of the Board



                                       AGRI ACQUISITION CORP.


                                       By: /s/ Robert J. Ratliff
                                           -------------------------------
                                           Name:   Robert J. Ratliff
                                           Title:  President



                                       AG-CHEM EQUIPMENT CO., INC.


                                       By: /s/ A.E. McQuinn
                                           -------------------------------
                                           Name:   A.E. McQuinn
                                           Title:  Chairman and C.E.O.

                                                                       Exhibit A


                            FORM OF AFFILIATE LETTER


Parent Corporation


Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Ag-Chem Equipment Co., Inc., a Minnesota corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of November 20, 2000 (the "Agreement"), by and between AGCO Corporation, a Delaware corporation ("Parent"), Agri Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Sub") and the Company, the Company will merge with Sub (the "Merger").

                  As a result of the Merger, I may receive common shares, without par value, of Parent (the "Parent Common Shares") in exchange for shares owned by me of common stock, par value $0.01 per share, of the Company.

                  I represent, warrant and covenant to Parent that in the event I receive any Parent Common Shares as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposition of Parent Common Shares in violation of the Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Common Shares, to the extent I felt necessary, with my counsel or counsel for Parent.

                  C. I have been advised that the issuance of Parent Common Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the shareholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Parent Common Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Common Shares issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that, except as may be provided in any registration rights agreement entered into by Parent and the undersigned, Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                       Very truly yours,


                                       -------------------------------




Agreed to and Accepted this
____ day of _________, 2000

AGCO CORPORATION

By:
   -----------------------------------
   Name:
   Title:


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